Exhibit 99.1

    EDUCATION MANAGEMENT CORPORATION ANNOUNCES AGREEMENT TO BE ACQUIRED BY PROVIDENCE EQUITY PARTNERS AND GOLDMAN SACHS CAPITAL PARTNERS FOR $43 PER
                        SHARE IN $3.4 BILLION TRANSACTION

    PITTSBURGH, March 6 /PRNewswire-FirstCall/ -- Education Management Corporation (Nasdaq: EDMC), a leading provider of private post-secondary education, announced the execution of a definitive agreement to be acquired by Providence Equity Partners and Goldman Sachs Capital Partners in a transaction valued at approximately $3.4 billion. EDMC's Board of Directors unanimously approved the transaction and has recommended its approval by the Company's shareholders.

    Under the terms of the merger agreement, the private investors will acquire all of EDMC's outstanding shares of common stock for $43.00 per share in cash, representing a premium of 16.3% to the price of EDMC shares as of March 3, 2006, and a 26.4% premium to EDMC's average closing price of $34.02 during the previous 30 trading days. The transaction is expected to be completed during the summer of 2006, subject to the receipt of shareholder approval and regulatory approvals including the U.S. Department of Education, accrediting agencies and state licensing boards, as well as satisfaction of customary closing conditions.

    Robert B. Knutson, EDMC's Chairman, said, "This transaction offers great value to our stockholders. Our new partners are world-leading private equity firms that believe in our commitment to investing in our people, academic programs, technology and facilities to assure the highest standards of excellence."

    John R. McKernan, Jr., EDMC's Chief Executive Officer and Vice Chairman, said, "This transaction will further enhance the prospects of our education systems. Our new financial partners will provide the resources necessary to realize our full potential and contribute significantly to helping us attain our long-term strategic vision."

    Paul Salem, Senior Managing Director of Providence Equity Partners, said, "By operating schools that provide a high quality education and meet the distinctive needs of its students, EDMC has generated consistent revenue and profit growth for many years. There is significant unmet demand for higher education in this country and abroad, and EDMC is exceptionally well positioned to continue to address this compelling market opportunity by further increasing the number of academic programs, campus locations and online offerings. We look forward to working with management and our partners to support EDMC's growth as a private company and to continue its legacy of helping students achieve their goals."

    Adrian Jones, Managing Director at Goldman Sachs Capital Partners, said, "Goldman Sachs and Providence have a long and successful record of investing together in growth companies. We have a shared vision of how we can assist management in EDMC's next phase of growth. We know that the success of our investment will be dependent on the talents and commitment of EDMC's staff and faculty, the quality of educational programs, and the professional success of the graduates."

    The transaction will be financed through a combination of equity contributed by the private equity sponsors and debt financing provided by Credit Suisse, Goldman Sachs, Merrill Lynch and Bank of America.

    Merrill Lynch & Co. served as financial advisor to EDMC and provided a fairness opinion to the Company's board of directors with regard to the transaction. Lazard LLC also served as a financial advisor to EDMC and provided a fairness opinion to the Company's board of directors. Kirkpatrick & Lockhart Nicholson Graham served as the Company's legal advisor.

    Goldman Sachs, Credit Suisse and Leeds Equity Partners served as financial advisors to Providence Equity Partners and Goldman Sachs Capital Partners. Simpson Thacher & Bartlett LLP served as their lead legal advisor, assisted by Fried, Frank, Harris, Shriver & Jacobson LLP and Weil, Gotshal & Manges LLP.

    Education Management Corporation (http://www.edmc.com) is among the largest providers of private post-secondary education in North America, based on student enrollment and revenue. EDMC has 72 primary campus locations in 24 states and two Canadian provinces. EDMC's education institutions offer a broad range of academic programs concentrated in the media arts, design, fashion, culinary arts, behavioral sciences, health sciences, education, information technology, legal studies and business fields, culminating in the award of associate's through doctoral degrees. EDMC has provided career-oriented education for over 40 years.

    Providence Equity Partners Inc. is a global private investment firm specializing in equity investments in media, communications and information companies around the world. The principals of Providence Equity manage funds with over $9 billion in equity commitments and have invested in more than 80 companies operating in over 20 countries since the firm's inception in 1990. Significant investments include Bresnan Broadband Holdings, Casema, Comhem, eircom, Kabel Deutschland, Metro-Goldwyn-Mayer, Ono, PanAmSat, ProSiebenSat.1, Recoletos, VoiceStream Wireless, Warner Music Group, and Western Wireless. Providence Equity is headquartered in Providence, RI and also has offices in New York and London.

    Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1991, the GS Capital Partners Funds are part of the firm's Principal Investment Area in the Merchant Banking Division. Goldman Sachs' Principal Investment Area has formed 11 investment vehicles aggregating $26 billion of capital to date. Significant investments include:
VoiceStream Wireless, Allied World Assurance, Burger King, SunGard, YES Network, Western Wireless, Nalco Company, Kabel Deutschland and Coffeyville Resources. With $8.5 billion in committed capital, GS Capital Partners V is the current primary investment vehicle for Goldman Sachs to make privately negotiated equity investments.

    Investment Community Conference Call and Webcast

    Education Management will host a conference call to discuss the transaction today at 9:00 a.m. (Eastern Time). Those wishing to participate in the call should dial 303-262-2083 approximately 10 minutes prior to the start of the call. A listen-only audio of the conference call will also be broadcast live over the Internet at http://www.edmc.com. A replay of the call will be available until March 13, 2006 by dialing (303) 590-3000. The replay passcode is 11055736.

    About the Transaction

    In connection with the proposed merger, Education Management Corporation will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by EDMC at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from EDMC by directing such request to Education Management Corporation, Attention: Investor Relations, telephone: 412-995-7684.

    Statements in this press release that relate to future results and events, including statements about EDMC's anticipated financial and operating performance, are forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks, uncertainties and assumptions, which change over time. Forward-looking statements speak only as of the date they are made and EDMC does not undertake any obligation to update these forward- looking statements. Actual results could differ materially from those anticipated in the forward-looking statements, and future results could differ materially from EDMC's historical performance. Factors that could cause or contribute to such differences include: general economic, political and industry conditions; EDMC's effectiveness in its regulatory compliance efforts; the effects of extensive and changing regulations on EDMC's business; changing market needs and technology; EDMC's ability to add and integrate new schools and grow its online programs; increased competition; EDMC's ability to recruit and retain key personnel; and other matters disclosed in EDMC's Securities and Exchange Commission filings, including EDMC's Annual Report on Form 10-K.

    FOR: Education Management Corporation
         Investor Contact:
         James Sober, CFA
         Vice President, Finance
         (412) 995-7684

    FOR: Providence Equity Partners
         Andrew Cole
         Citigate Sard Verbinnen
         (212) 687-8080
         acole@sardverb.com

    FOR: Goldman Sachs Capital Partners
         Andrea Raphael
         Goldman, Sachs & Co.
         Vice President, Media Relations
         (212) 357-0025

SOURCE  Education Management Corporation
    -0-                             03/06/2006
    /CONTACT: Investor, James Sober, CFA, Vice President, Finance of Education Management Corporation, +1-412-995-7684; or Andrew Cole of Citigate Sard Verbinnen for Providence Equity Partners, +1-212-687-8080, acole@sardverb.com; or Andrea Raphael, Vice President, Media Relations of Goldman, Sachs & Co. for Goldman Sachs Capital Partners, +1-212-357-0025/
    /Web site:  http://www.edmc.com /
    (EDMC)